Exhibit 10.19

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) is made on August 5, 2008, by and among SUPERIOR ESSEX COMMUNICATIONS LP, a Delaware limited partnership (“Communications”); ESSEX GROUP, INC., a Michigan corporation (“EGI”; Communications and EGI are collectively referred to herein as “U.S. Borrowers” and individually as “U.S. Borrower”); SUPERIOR ESSEX HOLDING CORP., a Delaware corporation (“SEHC”); SE COMMUNICATIONS GP INC., a Delaware corporation (“Communications GP”); ESSEX INTERNATIONAL INC., a Delaware corporation (“Essex International”); ESSEX CANADA INC., a Delaware corporation (“Essex Canada”); ESSEX GROUP MEXICO INC., a Delaware corporation (“Essex Mexico”); and ESSEX MEXICO HOLDINGS, L.L.C., a Delaware limited liability company (“EMH”; SEHC, Communications GP, Essex International, Essex Canada, Essex Mexico, and EMH are collectively referred to herein as “Guarantors” and individually as “Guarantor”, and collectively with Communications and EGI, “U.S. Obligors” and individually as “U.S. Obligor”), and BANK OF AMERICA, N.A., a national banking association with a mailing address at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, as administrative and collateral agent (in such capacity, together with its successors in such capacity, “Agent”) for each of Lenders (as defined in the Loan Agreement) and the other Secured Parties (as defined in the Loan Agreement).

RECITALS:

Pursuant to that certain Credit Agreement dated November 10, 2003, as amended and restated by that certain Amended and Restated Loan and Security Agreement dated April 14, 2006, by and among Communications, EGI, Agent, and the various financial institutions party thereto from time to time (the “Existing Lenders”) (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Loan Agreement”), the Existing Lenders agreed to make loans to, and issue letters of credit and provide other financial accommodations on behalf of, U.S. Borrowers.

In connection with the Existing Loan Agreement, certain of the Guarantors executed and delivered that certain Continuing Guaranty Agreement dated November 10, 2003 in favor of Agent and the Existing Lenders, which Continuing Guaranty Agreement was further acknowledged and reaffirmed pursuant to that certain Acknowledgement and Reaffirmation of Loan Documents dated April 14, 2006 (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Guaranty”), pursuant to which certain of the Guarantors jointly and severally unconditionally guaranteed to the Agent and the Existing Lenders the payment and performance of all of the “Guaranteed Obligations” as defined therein.

To secure the Obligations (as such term is defined in the Existing Loan Agreement) and the Guaranteed Obligations  (as such term is defined in the Existing Guaranty), certain of the U.S. Obligors executed and delivered that certain Security Agreement dated November 10, 2003 in favor of Agent, for the benefit of itself and the Existing Lenders, which Security Agreement was further acknowledged and reaffirmed pursuant to that certain Acknowledgement and Reaffirmation of Loan Documents dated April 14, 2006 (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Security Agreement”).

Agent, Lenders, Communications, EGI and ESSEX GROUP CANADA INC., a Nova Scotia company (“Canadian Borrower”; Communications, EGI and Canadian Borrower are collectively referred to herein as “Borrowers” and individually as “Borrower”), and the other parties thereto, have now entered into a certain Second Amended and Restated Loan Agreement dated the date hereof (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), which Loan Agreement amends and restates the Existing Loan Agreement.

In connection with the Loan Agreement, (i) Guarantors have now entered into a certain Amended and Restated Continuing Guaranty Agreement dated the date hereof (as at any time amended, restated, modified or supplemented, the “Guaranty”), which Guaranty amends and restates the Existing Guaranty, and (ii) Communications and EGI have now entered into a certain Continuing Guaranty Agreement dated the date hereof (as at any time amended, restated, modified or supplemented, the “U.S. Borrowers’ Guaranty”), pursuant to which Communications and EGI jointly and severally unconditionally guarantee to the Agent and the other Secured Parties the payment and performance of all of the “Guaranteed Obligations” as defined therein, including without limitation the Canadian Obligations (as defined in the Loan Agreement).

It is a condition to the Secured Parties’ willingness to make loans and other financial accommodations to or for the benefit of the Borrowers under the Loan Agreement that each of the U.S. Obligors agree to amend and restate the Existing Security Agreement in its entirety, and U.S. Obligors have also agreed to amend and restate the Existing Security Agreement in its entirety as hereinafter set forth.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Existing Security Agreement as follows:

1.             Definitions; Rules of Construction.

1.1          Definitions. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.  In addition to the terms defined in the preamble and Recitals to this Agreement, as used in this Agreement, the following terms shall have the following meanings for the purposes of this Agreement:

Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor - a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.

Business Interruption Insurance Assignment - a Collateral Assignment of Business Interruption Insurance to be executed by U.S. Obligors in favor of Agent, in form and substance reasonably satisfactory to Agent, as security for the payment of the Secured Obligations.

Chattel Paper - as defined in the UCC.

Commercial Tort Claim - as defined in the UCC and shall include any commercial tort claims described on Exhibit B attached hereto.

Deposit Account - as defined in the UCC or any other deposit account maintained by  a Borrower or any other U.S. Obligor.

Document - as defined in the UCC.

Electronic Chattel Paper - as defined in the UCC.

Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

Equity Interest - the interest of any (a) shareholder in a corporation, (b) partner in a partnership (whether general, limited, limited liability or joint venture), (c) member in a limited liability company, or (d) other Person having any other form of equity security or ownership interest.

Existing Guaranty - shall have the meaning ascribed to it in the Recitals to this Agreement.

Existing Lenders - shall have the meaning ascribed to it in the Recitals to this Agreement.

Existing Loan Agreement - shall have the meaning ascribed to it in the Recitals to this Agreement.

Existing Security Agreement - shall have the meaning ascribed to it in the Recitals to this Agreement.

General Intangibles - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Goods - as defined in the UCC.

Governmental Authority - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, Canada, a province or territory thereof, or a foreign entity or government.

Guaranty - shall have the meaning ascribed to it in the Recitals to this Agreement.

Instrument - as defined in the UCC.

Intellectual Property - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Inventory - as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a U.S. Obligor’s business (but excluding Equipment).

Investment Property - as defined in the UCC, including all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

Letter-of-Credit Right - as defined in the UCC, including a right of a U.S. Obligor to payment or performance under a letter of credit (whether the letter of credit is written or electronic), whether or not such U.S. Obligor has demanded or is at the time entitled to demand payment or performance.

Payment Intangible - as defined in the UCC.

Person - any individual, corporation, limited liability company, unlimited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Pledge Agreement - each pledge agreement pursuant to which a U.S. Obligor pledges to Agent, for its benefit and for the benefit of the Secured Parties, all of the Equity Interests of the Subsidiary or Subsidiaries of such U.S. Obligor, in form and substance satisfactory to Agent.

Secured Obligations - all of the Obligations under (and as defined in) the Loan Agreement, and all Guaranteed Obligations of each Guarantor under (and as defined in) the Guaranty and of each of Communications and EGI under (and as defined in) the U.S. Borrowers’ Guaranty.

Secured Parties - each of the “Secured Parties” under (and as defined in) the Loan Agreement.

Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

Software - as defined in the UCC.

Supporting Obligations - as defined in the UCC.

Tangible Chattel Paper - as defined in the UCC.

UCC - the Uniform Commercial Code as in effect in the State of Georgia or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

U.S. Borrowers’ Guaranty - shall have the meaning ascribed to it in the Recitals to this Agreement.

U.S. Collateral - all personal property of each U.S. Obligor, as more fully described in Section 2, all property of such U.S. Obligor as more fully described in the other applicable Security Documents as security for any Secured Obligations, and all other Property of the U.S. Obligors that now or hereafter secured or is intended to secure) and the Secured Obligations.

1.2          Rules of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding,” The section titles and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents (including any of the Loan Documents) shall include any and all amendments, modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such amendments, modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person (including Agent, a Secured Party or a U.S. Obligor) shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of this Agreement, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. Any Lien referred to in this Agreement or any of the other Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Loan Documents, any payment made by or to, or funds received by, Agent pursuant to or as contemplated by any of the Loan Documents, or any other act taken or omitted to be taken by Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for the benefit or account of the Secured Parties.

2.             Collateral.

2.1          Grant of Security Interest. Each U.S. Obligor hereby grants to Agent, for the benefit of Secured Parties, in order to secure the prompt payment and performance of the Secured Obligations, a continuing security interest in and Lien upon all personal Property of such U.S. Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(i)	all Accounts;

(ii)	all Chattel Paper, including electronic chattel paper;

(iii)	all Commercial Tort Claims;

(iv)	all Deposit Accounts;

(v)	all Documents;

(vi)	all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

(vii)	all Goods, including Inventory, Equipment and fixtures;

(viii)	all Instruments;

(ix)	all Investment Property;

(x)	all Letter-of-Credit Rights;

(xi)	all Supporting Obligations;

(xii)	all monies, whether or not in the possession or under the control of an Agent, a Lender, or a bailee or Affiliate of an Agent or a Lender, including any Cash Collateral;

(xiii)

all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any U.S. Collateral; and

(xiv)	all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

 In addition to the foregoing, each U.S. Obligor hereby ratifies, reaffirms, renews and continues its prior pledge and assignment of, and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of the Collateral described in the Existing Security Agreement, and each of the U.S. Borrowers additionally hereby ratifies, reaffirms, renews and continues its prior pledge and assignment of, and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of the Collateral described in the Existing Loan Agreement.  Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the U.S. Obligors shall not pledge more than 65% of the total voting Equity Interests in any Foreign Subsidiary as Collateral.

2.2          Lien on Deposit Accounts.

(a)           Each U.S. Obligor hereby further grants to Agent, for the benefit of Secured Parties, in order to secure the prompt payment and performance of the Secured Obligations, a continuing security interest in and Lien upon all of such U.S. Obligor’s right, title and interest in and to each Deposit Account of such U.S. Obligor and any deposits or other sums at any time credited to any such Deposit Account, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.  Each U.S. Obligor authorizes and directs each depository bank at which a Dominion Account is maintained to deliver to the Agent upon its written demand therefor, made at any time that a Springing Dominion Event occurs and without notice to such U.S. Obligor (such notice being hereby waived), all balances in each Dominion Account maintained by such U.S. Obligor with such depository bank for application to the applicable Borrower Group Obligations then outstanding in accordance with Section 8.2.4 of the Loan Agreement.  Each U.S. Obligor irrevocably appoints Agent as such U.S. Obligor’s attorney in fact to collect such balances to the extent any such delivery is not so made.

(b)           U.S. Obligors shall take all commercially reasonable actions necessary to establish Agent’s control (as defined under Section 9-104 of the UCC) of each such Deposit Account (other than any account exclusively used for payroll, payroll taxes, employee benefits, workers’ compensation claims, prepaid insurance, or any account containing not more than $250,000 at any time).  Only one U.S. Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each U.S. Obligor shall notify Agent on a monthly basis of any opening or closing of a Deposit Account and, with the consent of Agent, will amend, or cause the U.S. Borrowers to amend, Schedule 8.5 to the Loan Agreement to reflect the same.

2.3          Real Estate Collateral.

2.3.1        Lien on Real Estate.  The due and punctual payment and performance of the Secured Obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of each U.S. Obligor described therein.  The Mortgages shall be executed by U.S. Obligors in favor of Agent concurrently with the execution of this Agreement and shall be duly recorded, at U.S. Obligors’ expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby.  Within thirty (30) days, after any U.S. Obligor’s obtaining any material interest in any Real Estate not in existence on the date hereof, U.S. Obligors shall execute and deliver to Agent, for the benefit of Secured Parties, a mortgage, deed to secure debt, deed of trust, assignment or other document satisfactory to Agent and sufficient to convey and perfect, upon recordation thereof in the proper real estate records, in favor of Agent a first priority Lien upon such interest as security for the payment or performance of the Secured Obligations.

2.3.2        Collateral Assignment of Leases.  Each U.S. Obligor hereby further grants and collaterally assigns to Agent, for the benefit of Secured Parties, in order to secure the prompt payment and performance of the Secured Obligations, all of such U.S. Obligor’s right, title and interest in, to and under, all now or hereafter existing leases of real Property to which such U.S. Obligor is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof, except with respect to any such lease to the extent that such grant and collateral assignment is restricted under such lease (and such restriction is not otherwise invalidated under Applicable Law).

2.3.3        Conflict of Mortgage Terms.  Notwithstanding anything to the contrary in this Agreement, to the extent any provisions herein (including, but not limited to the remedial provisions contained in Section 4) is in direct conflict with any provisions contained in any Mortgage, mortgage, deed to secure debt, deed of trust, assignment, or any other document executed in accordance with Section 2.3.1 herein to convey and perfect in favor of Agent a Lien upon any Real Estate, the provisions of such Mortgage, mortgage, deed to secure debt, deed of trust, assignment, or other document shall govern and control.

2.4          Other Collateral.

2.4.1        Equity Interests.  The due and punctual payment and performance of the Secured Obligations shall also be secured by the Liens created by the Pledge Agreements upon all Equity Interests of each U.S. Obligor described therein, other than those Equity Interests which are expressly excluded from the U.S. Collateral pursuant to the last sentence of Section 2.1(a) hereof.  The Pledge Agreements shall be executed by U.S. Obligors in favor of Agent concurrently with the execution of this Agreement and delivered to Agent.

2.4.2        Cash Collateral and Other Collateral. In addition to the items of Property referred to in this Section 2, the Secured Obligations shall also be secured by Cash Collateral to the extent provided for in the Loan Documents and all of the other items of Property from time to time described in any of the Loan Documents as security for any of the Secured Obligations. Any Cash Collateral may be invested, in Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any U.S. Obligor, and shall have no responsibility for any investment or loss.  Each U.S. Obligor hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Secured Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere.

Agent may apply Cash Collateral to the payment of any Secured Obligations, in accordance with the Loan Agreement, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  No U.S. Obligor or other Person claiming through or on behalf of any U.S. Obligor shall have any right to any Cash Collateral, until Full Payment of all Secured Obligations.

2.4.3        Commercial Tort Claims. U.S. Obligors shall promptly notify Agent in writing on a monthly basis, or otherwise at the reasonable request of Administrative Agent, if any U.S. Obligor has a Commercial Tort Claim (other than a Commercial Tort Claim for less than $2,000,000) for which a complaint has been filed in a court of competent jurisdiction, and, upon Agent’s request, shall promptly update Exhibit B hereto and execute such documents and take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

2.4.4        Certain After-Acquired Collateral. U.S. Obligors shall promptly notify Agent in writing on a monthly basis, or otherwise at the reasonable request of Administrative Agent, upon any U.S. Obligor’s obtaining any U.S. Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights or Electronic Chattel Paper and, upon Agent’s reasonable request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to confer upon Agent control with respect to such U.S. Collateral; promptly notify Agent in writing on a monthly basis, or otherwise at the reasonable request of Administrative Agent, upon any U.S. Obligor’s obtaining any U.S. Collateral after the date hereof consisting of Documents or Instruments (other than checks received in the Ordinary Course of Business of such U.S. Obligor and deposited into a Deposit Account) and, upon Agent’s reasonable request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents as are negotiable and Instruments, and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Agent; and with respect to U.S. Collateral in the possession of a third party, other than certificated securities and Goods covered by a Document, U.S. Obligors shall use commercially reasonable efforts to obtain an acknowledgment from the third party that is in possession of such U.S. Collateral that such third party holds the U.S. Collateral for the benefit of Agent.

2.4.5        Liens and Offset Rights.  In addition to all Liens upon and rights of setoff that Secured Parties may have against U.S. Obligors or any property of U.S. Obligors under any other agreement with U.S. Obligors or pursuant to Applicable Law, Agent shall have, with respect to each U.S. Obligor’s obligations under the Loan Agreement or its respective Guaranty, as applicable, and to the extent permitted by Applicable Law, a contractual possessory security interest in and a contractual right of setoff against, and each U.S. Obligor hereby grants Agent, for the benefit of Secured Parties, a security interest in, and hereby assigns, conveys, pledges and transfers to Agent, for the benefit of Secured Parties, all of such U.S. Obligor’s right, title and interest in and to all of such U.S. Obligor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with Agent or any direct or indirect subsidiary or affiliate of Agent, whether held in a general or special account or deposit, whether held jointly with another Person, and whether held for safekeeping or otherwise (excluding, however, any trust accounts).  Each such security interest and right of setoff may be exercised only during the existence of an Event of Default without demand upon or notice to any U.S. Obligor.

2.5          No Assumption of Liability. The security interests and Liens granted pursuant to this Agreement are granted as security only and shall not subject any Secured Party to, or in any way alter or modify, any obligation of liability of U.S. Obligors with respect to or arising out of the U.S. Collateral.

2.6          Lien Perfection; Further Assurances. To the extent not otherwise specifically provided for herein, promptly after Agent’s request therefor, U.S. Obligors shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the Loan Agreement, UCC or other Applicable Law to perfect (or continue the perfection of) Agent’s Lien upon the U.S. Collateral (other than those Commercial Tort Claims which are not required to be added to Exhibit B pursuant to Section 2.4.3) and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each U.S. Obligor hereby irrevocably authorizes Agent to execute and file in any jurisdiction any financing statement or amendment thereto on such U.S. Obligor’s behalf. Each U.S. Obligor also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statement or amendment thereto if filed prior to the date hereof.  Each U.S. Obligor authorizes Agent to file any financing statement that indicates the U.S. Collateral as “all assets” or “all personal property” of such U.S. Obligor, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any U.S. Collateral.

2.7          Power of Attorney.  Each U.S. Obligor hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such U.S. Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Agreement.  Agent, or such Agent’s designee, may, only during the existence of an Event of Default, without notice and in either its or a U.S. Obligor’s name, but at the cost and expense of U.S. Obligors:

(a)           Endorse a U.S. Obligor’s name on any Payment Item or other proceeds of U.S. Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           (i) Notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other U.S. Collateral, or any legal proceedings brought to collect Accounts or U.S. Collateral; (iii) sell or assign any Accounts and other U.S. Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of U.S. Collateral; (v) prepare, file and sign a U.S. Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a U.S. Obligor, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other U.S. Collateral; (viii) use a U.S. Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any U.S. Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a U.S. Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any U.S. Obligor’s obligations under the Loan Documents.

3.             Representations, Covenants and Warranties of U.S. Obligors. Each U.S. Borrower acknowledges and agrees that it is party to the Loan Agreement and is bound by the representations, warranties and covenants contained therein.  Each Guarantor acknowledges and agrees to be subject to, comply with, and be bound by the representations, warranties and covenants contained in Sections 9 and 10 of the Loan Agreement to the extent, in the case of such Guarantor, such representations, warranties and covenants, are applicable or relate to such Guarantor either (i) specifically or (ii) as a U.S. Obligor or a Subsidiary of a Borrower or U.S. Obligor generally.

In addition to the foregoing, each Guarantor hereby represents, covenants, warrants, and agrees to and with Agent, for its benefit and the benefit of Secured Parties, as follows:

(a)            Such Guarantor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to its name on Exhibit A attached hereto, and the office at which such Guarantor maintains its books and records is located at the location indicated next to its name on Exhibit A attached hereto;

(b)           All risk of loss of its respective U.S. Collateral hereunder shall be upon such Guarantor;

(c)            Such Guarantor shall keep its respective U.S. Collateral free and clear from any and all Liens, except for the Liens granted hereunder to Agent and other Permitted Liens, such term to be applicable mutatis mutandis to any such Guarantor and its Property;

(d)           Such Guarantor shall not change its name or its state of organization without having given Agent at least thirty (30) days prior written notice;

(e)            Such Guarantor shall not change its principal place of business or its chief executive office without having given Agent at least thirty (30) days prior written notice;

(f)            Such Guarantor shall use, keep and maintain its respective U.S. Collateral at its principal place of business as shown above, or such other location where such Guarantor is otherwise authorized to do business;

(g)           Such Guarantor shall maintain insurance upon its respective U.S. Collateral in accordance with the terms set forth in the Loan Agreement and the other Loan Documents; and

(h)           Except as previously disclosed to the Agent, such Guarantor has not within the last 5 years carried on business, trade as, been known as, used or organized under any name other than the name appearing on the first page of this Agreement.

4.             Rights and Remedies Upon Default.  Upon the occurrence and during the continuation of any Event of Default, all of the Secured Obligations shall become due and payable in accordance with the terms of the Loan Agreement. In addition to the foregoing, upon the occurrence and during the continuance of any Event of Default, Agent may in its discretion (and shall, upon the direction of the Required Lenders) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Secured Party to enforce its claim against any or all U.S. Obligors):

(a)           All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

(b)           The right to collect all amounts at any time payable to a U.S. Obligor from any Account Debtor or other Person at any time indebted to such U.S. Obligor.

(c)           The right to take immediate possession of any of the U.S. Collateral, and to (i) require U.S. Obligors to assemble the U.S. Collateral, at U.S. Obligors’ expense, and make it available to Agent at a time and place designated by Agent which is reasonably convenient to U.S. Obligors and Agent, and (ii) enter any premises where any of the U.S. Collateral shall be located and to keep and store the U.S. Collateral on said premises until sold (and if said premises be the Property of a U.S. Obligor, then such U.S. Obligor agrees not to charge Agent for storage thereof).

(d)           The right to sell or otherwise dispose of all or any U.S. Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each U.S. Obligor agrees that any requirement of notice to any U.S. Obligor of any proposed public or private sale or other disposition of U.S. Collateral by Agent shall be deemed reasonable notice thereof if given at least ten (10) days prior thereto, and such sale may be at such locations as Agent may designate in said notice (except in the case of U.S. Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which case all notice is hereby waived by each U.S. Obligor). Agent shall have the right to conduct such sales on any U.S. Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the U.S. Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the U.S. Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against their Secured Obligations. The proceeds realized from the sale or other disposition of any U.S. Collateral shall be applied in accordance with the terms of the Loan Agreement.  If any deficiency shall arise, U.S. Obligors shall remain jointly and severally liable to Agent and the Secured Parties therefor.

(e)           The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the U.S. Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

(f)            The right to exercise all of Agent’s rights and remedies under the Mortgages with respect to any of the Real Estate.

Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable only during the existence of an Event of Default and without payment of royalty or other compensation to any U.S. Obligor or any other Person) any or all of each U.S. Obligor’s Intellectual Property and all of each U.S. Obligor’s computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any U.S. Collateral, and each U.S. Obligor’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

Neither Agent nor any of the other Secured Parties shall be liable or responsible to any U.S. Obligor in any way for the safeguarding of any of the U.S. Collateral, for any loss or damage thereto (except for loss or damage directly attributable to the gross negligence or willful misconduct of Agent with respect to Collateral in its custody while in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at each U.S. Obligor’s risk.

All rights, remedies, powers, and privileges of Agent and the other Secured Parties hereunder are cumulative and not alternative, and may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Agent or Secured Parties under the Loan Documents, at law, in equity, under statute, under any other agreement with any or all of the U.S. Obligors, or otherwise.

5.             Waivers.  In addition to the other waivers contained herein and in any other agreement between any or all of the U.S. Obligors and any or all of Secured Parties, each U.S. Obligor hereby expressly waives, to the extent permitted by law: demand, protest, notice of protest, notice of default or dishonor, notice of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by either any Secured Party on which any U.S. Obligor may in any way be liable; notice or hearing in connection with, and the requirement to post a bond as a condition to, the issuance of an immediate writ of possession with respect to any of the U.S. Collateral (such waiver being made as permitted by § 44-14-260(3)) of the Official Code of Georgia; notice of any action taken by any Secured Party unless expressly required by this Agreement or by law; and the benefits of Section 11-9-513 of the Official Code of Georgia to the extent it may require Agent or any other Secured Party to terminate any financing statement prior to the date on which this Agreement is terminated.

6.             Indulgences Not Waivers.  Neither the failure nor any delay on the part of any Secured Party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by any Secured Party of any right, remedy, power or privilege preclude any other or further exercise by such Secured Party of the same or of any other right, remedy, power, or privilege; nor shall any waiver by any Secured Party of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

7.             Notice.  All notices, requests and demands to or upon a party hereto shall be in writing and sent by personal delivery against receipt, overnight courier or certified or registered mail, return receipt requested, or telecopier transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt, when presented at the noticed party’s address or when received at the office of the noticed party by telecopy transmission, as set forth below:

(A) If to Agent:	Bank of America, N.A., as Agent
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attention: Loan Administrative Manager
Telecopy No.: (404) 607-3276

(B) If to U.S. Obligors:	Superior Essex Communications LP
6120 Powers Ferry Road
Suite 150
Atlanta, Georgia 30339
Attention: Chief Financial Officer
Telecopy No.: (770) 303-8892

(or to such other address as each party may designate for itself by like notice given in accordance with this Section; provided, however, that any notice, request or demand to or upon Agent by or from any U.S. Obligor shall not be effective until received by Agent.

8.             Governing Law.  This Agreement shall be governed in all respects by, and construed in accordance with, the internal laws of the State of Georgia.

9.             Entire Agreement.  This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, cancelled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

10.          Section Headings.  The section headings in this Agreement are for convenience of reference only, form no part of this Agreement and shall not affect its interpretation.

11.          Severability.  The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

12.          Successors and Assigns.  The rights, remedies, powers, and privileges of Agent and the other Secured Parties hereunder shall inure to the benefit of the successors and permitted assigns of Agent and the other Secured Parties, and the duties and obligations of each U.S. Obligor hereunder shall bind the successors and assigns of each U.S. Obligor.

13.          Term of Agreement.  This Agreement shall continue in full force and effect until Full Payment of all of the Secured Obligations and termination of the Loan Documents.

14.          Execution in Counterparts; Signatures.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signature hereto delivered b y facsimile o r e-mail transmission shall be deemed an original signature.

15.          Forum Selection.  Agent and each U.S. Obligor agree that the United States District Court for the Northern District of Georgia, Atlanta Division, and the Superior Court of Cobb County, Georgia, or, at the option of Agent, any court in which Agent shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between U.S. Obligors and any Secured Party pertaining directly or indirectly to this Agreement or to any matter arising therefrom.  The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action by Agent under this Agreement to enforce same or to realize upon any of the U.S. Collateral in any appropriate jurisdictions.

16.          Miscellaneous.  Time is of the essence of this Agreement.  This Agreement shall not become effective until accepted by Agent, but each U.S. Obligor hereby waives notice of such acceptance by Agent.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH U.S.

OBLIGOR AND AGENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT.

17.          Amendment and Restatement.

(a)           This Agreement amends and restates the Existing Security Agreement.  All rights, benefits, indebtedness, interests, liabilities and obligations of the parties to the Existing Security Agreement and the agreements, documents and instruments executed and delivered in connection with the Existing Security Agreement, including, without limitation, the Existing Loan Agreement (collectively, the “Existing Security Documents”) are hereby renewed, amended, restated and superseded in their entirety according to the terms and provisions set forth in this Agreement and the other Loan Documents.  This Agreement does not constitute, nor shall it result in, a waiver of, or release, discharge or forgiveness of, any amount payable pursuant to the Existing Security Agreement or any indebtedness, liabilities or obligations of any U.S. Obligor thereunder, all of which are renewed and continued and are hereafter payable and to be performed in accordance with this Agreement and the other Loan Documents.  Neither this Agreement nor any of the other Loan Documents extinguishes the indebtedness or liabilities outstanding in connection with the Existing Security Documents, nor do they constitute a novation with respect thereto.

(b)           All security interests, pledges, assignments, and other Liens previously granted by each U.S. Obligor pursuant to the Existing Security Documents are hereby renewed and continued, and all such security interests, pledges, assignments and other Liens shall remain in full force and effect as security for the Secured Obligations.

(c)           Without limiting the generality of the foregoing, nothing contained herein shall amend, modify, interrupt, extinguish or nullify any grant of a security interest by any Borrower in the U.S. Collateral set forth herein, and all security interests, pledges, assignments and other liens previously granted by Borrowers under the Existing Security Documents, including, without limitation, the Existing Loan Agreement, are hereby renewed and continued and shall remain in full force and effect as security for the Secured Obligations.

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signatures commence on following page]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed, sealed and delivered on the day and year first written above.

SUPERIOR ESSEX COMMUNICATIONS LP
(“U.S. Obligor”)

By:
Name:
Title:

ESSEX GROUP, INC.
(“U.S. Obligor”)

By:
Name:
Title:

SUPERIOR ESSEX HOLDING CORP.
(“U.S. Obligor”)

By:
Name:
Title:

SE COMMUNICATIONS GP INC.
(“U.S. Obligor”)

By:
Name:
Title:

[Signatures continue on following page.]

Amended and Restated Security Agreement

ESSEX INTERNATIONAL INC.
(“U.S. Obligor”)

By:
Name:
Title:

ESSEX CANADA INC.
(“U.S. Obligor”)

By:
Name:
Title:

ESSEX GROUP MEXICO INC.
(“U.S. Obligor”)

By:
Name:
Title:

ESSEX MEXICO HOLDINGS, L.L.C.
(“U.S. Obligor”)

By:
Name:
Title:

Accepted on , 2008:

BANK OF AMERICA, N.A., as Agent for the Secured Parties

By:
Name:
Title:

Amended and Restated Security Agreement

EXHIBIT A

U.S. Obligor	Jurisdiction	Address

Superior Essex Communications LP	Delaware	6120 Powers Ferry Road
Suite 150
Atlanta, Georgia 30339

Essex Group, Inc.	Michigan	1601 Wall Street
Fort Wayne, Indiana 46802

Superior Essex Holding Corp.	Delaware	6120 Powers Ferry Road
Suite 150
Atlanta, Georgia 30339

SE Communications GP Inc.	Delaware	6120 Powers Ferry Road
Suite 150
Atlanta, Georgia 30339

Essex International Inc.	Delaware	1601 Wall Street
Fort Wayne, Indiana 46802

Essex Canada Inc.	Delaware	1601 Wall Street
Fort Wayne, Indiana 46802

Essex Group Mexico Inc.	Delaware	1601 Wall Street
Fort Wayne, Indiana 46802

Essex Mexico Holdings, L.L.C.	Delaware	1601 Wall Street
Fort Wayne, Indiana 46802

EXHIBIT B

Commercial Tort Claims

None.